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PRICEWATERHOUSECOOPERS
                                                                    Exhibit 15.1


                                   PricewaterhouseCoopers
                                   Rua da Candelaria, 65 11(degree)-15(degree)
                                   20091-020 Rio de Janeiro, RJ-Brazil
                                   Caixa Postal 949
                                   Telefone (21) 3232-6112
                                   Fax (21) 2516-6319



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Commissioners:



We are aware that our report dated October 22, 2001, except for the accounting changes described in Note 19 which is as of February 22, 2002, on our review of interim consolidated financial information of Companhia Vale do Rio Doce and its subsidiaries as of September 30, 2001 and 2000, and for the nine-month periods then ended, are included in the Amendment No. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (registration No. 333-82136).



Yours very truly,

/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil,
March 12, 2002